SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2008

PLASTINUM POLYMER TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52128	20-4255141
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10100 Santa Monica Blvd., Suite 300
Los Angeles, CA 90067

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (310) 651-9972

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed, during November 2007, the Registrant issued an aggregate of 21,050 shares of Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”) at a price of $100.00 per share (the “Purchase Price”) to certain non-U.S. investors in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to a Securities Purchase Agreement with the investors (the “Purchase Agreement”).

During March 2008, the Registrant issued an additional 2,000 shares of Series B-1 Preferred Stock at the Purchase Price to an additional non-U.S. investor in reliance on Regulation S under the Securities Act pursuant to the Purchase Agreement. Each share of Series B-1 Preferred Stock is convertible into such number of shares of Common Stock as is determined by dividing $100 by the initial conversion price of $0.38 per share, subject to adjustment as contained in the Certificate of Designation for the Series B-1 Preferred Stock. The investor also received Warrants, exercisable for a five year period from the Closing under the Purchase Agreement, to purchase shares of Common Stock in an amount up to 30% of the shares of Common Stock into which the Series B-1 Preferred Stock purchased by such Investor may be exercised at an initial exercise price of $0.57 per share of Common Stock, subject to adjustment as contained in the Warrant, the form of which is attached as Exhibit 3.2 to the Registrant’s Form 8-K filed on November 8, 2007.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 26, 2008, the Registrant filed a Certificate of Amendment to the Certificate of Designation of its Series B Preferred Stock and Sub-Series B-1 Preferred Stock (the “Certificate of Amendment”). The Certificate of Amendment was effective as of its filing date and effected the amendments as set forth in the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The material amendments effected by the Certificate of Amendment included (i) increasing the number of shares of Series B-1 Preferred Stock authorized to be issued to 80,000 from 23,550 and (ii) modifying the provision permitting redemption of the Series B-1 Preferred Stock by the Company such that redemption will be permitted after October 31, 2010 instead of after October 31, 2008.

Item 9.01 Financial Statements and Exhibits.

Exhibits

3.1	Certificate of Amendment of Certificate of Designation of Series B-1 Preferred Stock of the Registrant, filed March 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLASTINUM POLYMER TECHNOLOGIES CORP.

Dated: March 31, 2008	By: /s/ Jacques Mot
Jacques Mot
President and CEO